UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               On February 27, 2009, Happy R. Hewes, the Senior Vice President Sales & Marketing of the company, was awarded an option to purchase 20,000 shares of common stock of the company at an exercise price of $4.01 per share, determined in accordance with the Rubicon Technology, Inc. Stock Option Plan (the “Plan”) at the time of the grant. The option is subject to the company’s standard terms and conditions for stock option grants under the Plan.

On February 27, 2009, the options specified under the terms of the existing employment agreements described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009, were granted to Raja M. Parvez, the Chief Executive Officer of the company, and William F. Weissman, the Chief Financial Officer of the company, at an exercise price of $4.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: March 5, 2009	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer